SUB ITEM 77Q1. Exhibits

77Q1(a) Copies of any material amendments to the registrant s charter or by-laws:

(1)	A copy of the Registrant s Amended Schedule A to Agreement and Declaration of Trust of Salient MF Trust is incorporated by reference as filed as Exhibit (a)(3) via EDGAR in Post-Effective Amendment Number 20 on April 29, 2016, accession number 0001193125-16-569839.

(2)	A copy of the Registrant's Amended By-Laws is incorporated by reference as filed as Exhibit (b)(2) via EDGAR in Post-Effective Amendment Number 20 on April 29, 2016, accession number 0001193125-16- 569839.